EXHIBIT 99-A

I, Reuben Mark, Chairman and Chief Executive Officer of Colgate-Palmolive Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

(2)

information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Colgate-Palmolive Company.

Dated: May 12, 2003

/s/	REUBEN MARK

Reuben Mark Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Colgate-Palmolive Company and will be retained by Colgate-Palmolive Company and furnished to the Securities and Exchange Commission or its staff upon request.

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